Company Contact:	Agency Contact:
Joseph W. Baty, Chief Financial Officer	Keith Lippert / Kirsten Chapman
(801) 975-5186	Lippert/Heilshorn & Associates
email: joeb@weider.com	(212) 838-3777 / (415) 433-3777
www.weider.com	email: kirsten@lhai-sf.com

WEIDER ANNOUNCES FISCAL 2005 FOURTH QUARTER & YEAR-END RESULTS

Salt Lake City, Utah, August 23, 2005: Weider Nutrition International, Inc. (NYSE: WNI, doing business as Schiff Nutrition) today announced results for the fiscal 2005 fourth quarter and year ended May 31, 2005.

Weider Nutrition’s net sales were $57.0 million for the fiscal 2005 fourth quarter, compared to $59.1 million for the same period in fiscal 2004. For the fourth quarter, Weider Nutrition recognized a pre-tax asset impairment loss of $9.3 million related to the Haleko buisness unit and reported a net loss of $1.8 million, or $(0.07) per share, compared to net income of $1.5 million, or $0.05 per diluted share, for the same period a year ago.

For fiscal 2005, Weider Nutrition’s net sales were $239.9 million, compared to fiscal 2004 net sales of $235.0 million. For fiscal 2005, Weider Nutrition reported net income of $6.6 million, or $0.25 per diluted share, compared to net income of $8.9 million, or $0.33 per diluted share, for fiscal 2004.

As previously announced, the company sold its Weider® branded business during the fiscal 2005 fourth quarter. Historical results for the Weider branded business are reflected as discontinued operations for all periods presented. Also as previously announced, the company sold its Germany based Haleko business unit effective during the first quarter of fiscal 2006. For current financial reporting purposes, Haleko’s financial results are included in the consolidated operating results for all periods presented. Beginning in the fiscal 2006 first quarter, historical financial results for Haleko will be reflected as discontinued operations.

Bruce Wood, president and chief executive officer, stated, “We experienced a challenging fourth quarter due to the weak performance of our recently divested Haleko business unit and from margin pressure due to continued high raw material costs in our joint care business. The sale of our Haleko business unit allows us to focus on our long term goal of driving profitable revenue growth in our ongoing operations. The Schiff® Specialty unit, which now includes the Tiger’s Milk® and Fi-Bar® nutrition brands, achieved a solid branded sales increase in the fourth quarter, behind higher marketing support."

Wood went on to state, “We are continuing to invest in our brands and new products, and to look for acquisition opportunities. We remain optimistic about the long term growth potential of the supplements category.”

Conference Call Information
Weider Nutrition International will hold a conference call today, August 23, 2005 at 11 a.m. ET. The U.S. domestic access number is (888) 396-2356. International participants should dial (617) 847-8709. Please call in approximately ten minutes in advance. The conference call will be broadcast live over the Internet at www.schiffnutrition.com. If you do not have Internet access, a replay of the call will be available by dialing 1-888-286-8010 and entering access code 35938779; for international callers by dialing 617-801-6888, reservation number 35938779. The telephone replay will be available through August 25, 2005 and the webcast through September 13, 2005.

About Weider Nutrition
Weider Nutrition International, Inc., doing business as Schiff Nutrition International, develops, manufactures, markets and sells branded and private label vitamins, nutritional supplements and sports nutrition products in the United States and throughout the world. To learn more about Weider, please visit the Web site www.schiffnutrition.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates, and projections. These statements are subject to risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and, therefore, actual results may differ materially. Weider Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

Important factors that may cause these forward looking statements to be false include, but are not limited to: the inability to successfully implement marketing and spending programs behind our Move Free brand and other branded new products, the impact of raw material pricing and availability (particularly relating to joint care products), the inability to achieve cost savings and operational efficiencies, the inability to increase operating margins and increase revenues, dependence on individual products, dependence on individual customers, the impact of competitive products and pricing (including private label), market and industry conditions (including pricing, demand for products and level of trade inventories), the success of product development, the inability to obtain customer acceptance of new product introductions, changes in laws and regulations, litigation and government regulatory action, uncertainty of market acceptance of new products, adverse publicity regarding the consumption of nutritional supplements, the inability to find strategic aquisitions or the inability to successfully consummate or integrate an acquistion, changes in accounting standards, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's website (www.sec.gov).

- Tables to Follow -

WEIDER NUTRITION INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended May 31,		Year Ended May 31,
	2005	2004	2005	2004
	(Unaudited)

Net sales	$56,968	$59,124	$239,854	$234,974
Cost of goods sold	39,402	36,671	156,280	147,139

Gross profit	17,566	22,453	83,574	87,835
Operating expenses:
Selling and marketing	11,010	10,956	45,806	43,593
Asset impairment loss	9,346	--	9,346	--
Other operating expenses	4,285	7,986	22,984	27,615
Total operating expenses	24,641	18,942	78,136	71,208

Income (loss) from operations	(7,075)	3,511	5,438	16,627
Other income (expense), net	34	(353)	(83)	(542)

Income (loss) from continuing operations before income taxes	(7,041)	3,158	5,355	16,085
Income taxes (benefit)	(5,239)	1,125	(467)	6,097

Income (loss) from continuing operations	(1,802)	2,033	5,822	9,988
Income (loss) from discontinued operations, net of tax(1)	--	(572)	747	(1,101)

Net income (loss)	$(1,802)	$1,461	$6,569	$8,887

Weighted average common shares outstanding - diluted(2)	26,036	26,621	26,418	26,771

Net income (loss) per share - diluted:
Income (loss) from continuing operations	$(0.07)	$0.07	$0.22	$0.37
Income (loss) from discontinued operations	--	(0.02)	0.03	(0.04)

Net income (loss)	$(0.07)	$0.05	$0.25	$0.33

(1) Amounts for all periods presented have been reclassified to reflect the Weider branded business as discontinued operations.
(2) Except for three months ended May 31, 2005, which is anti-dilutive.

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WEIDER NUTRITION INTERNATIONAL, INC.
CONSOLIDATED CONDENSED SEGMENT INFORMATION
(IN THOUSANDS)

Consolidated condensed segment information(3) for three months and year ended May 31, 2005 and 2004, is summarized as follows:

	Three Months Ended May 31,		Year Ended May 31,
	2005	2004	2005	2004

Net sales:
Schiff Specialty	$39,947	$40,235	$173,095	$168,128
Haleko	17,021	18,889	66,759	66,846

	$56,968	$59,124	$239,854	$234,974

Income (loss) from operations:
Schiff Specialty	$1,309	$2,507	$14,763	$13,922
Haleko(4)	(8,384)	1,004	(9,325)	2,705

	$(7,075)	$3,511	$5,438	$16,627

(3) Amounts for all periods presented have been reclassified to reflect the Weider branded buisness as discontinued operations.
(4) Three months and year ended May 31, 2005 include asset impairment loss of $9,346.

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WEIDER NUTRITION INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(IN THOUSANDS)

	May 31, 2005	May 31, 2004

Cash	$11,358	$7,449
Short-term investments	24,212	--
Receivables, net	29,300	35,620
Inventories	32,419	28,431
Other current assets	7,154	7,440

Total current assets	104,443	78,940

Property and equipment, net	16,714	24,618
Other assets, net	7,109	11,366

	23,823	35,984

Total assets	$128,266	$114,924

Current portion of long-term debt	$3,020	$1,091
Other current liabilities	35,411	31,393

Total current liabilities	38,431	32,484

Other liabilities(5)	--	6,627

Total liabilities	38,431	39,111

Stockholders’ equity	89,835	75,813

Total liabilities & stockholders’ equity	$128,266	$114,924

(5) Includes long-term debt of $133 at May 31, 2004.

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